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                                                                 Exhibit (o)(ii)

                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                              SCHWAB CAPITAL TRUST

                                                                Shareholder Service Fee (as a         Transfer Agency Fee (as a
                                                                percentage of average daily net     percentage of average daily net
Name of Fund and Class                                           assets of the Fund Class)              assets of the Fund Class)
----------------------                                          -------------------------------     -------------------------------
A. Group I

Schwab S&P 500 Fund-Investor Shares                                        0.20%                               0.05%
Schwab S&P 500 Fund-e.Shares                                               0.05%                               0.05%
Schwab S&P 500 Fund-Select Shares                                          0.05%                               0.05%

B. Group II

Schwab International Index Fund-Investor Shares                            0.20%                               0.05%
Schwab International Index Fund-Select Shares                              0.05%                               0.05%
Schwab Small-Cap Index Fund-Investor Shares                                0.20%                               0.05%
Schwab Small-Cap Index Fund-Select Shares                                  0.05%                               0.05%
Schwab Total Stock Market Index Fund-Investor Shares                       0.20%                               0.05%
Schwab Total Stock Market Index Fund-Select Shares                         0.05%                               0.05%
Schwab Small-Cap Equity Fund-Investor Shares                               0.20%                               0.05%
Schwab Small-Cap Equity Fund-Select Shares                                 0.05%                               0.05%
Schwab Dividend Equity Fund - Investor Shares                              0.20%                               0.05%
Schwab Dividend Equity Fund - Select Shares                                0.05%                               0.05%
Schwab Hedged Equity Fund - Investor Shares                                0.20%                               0.05%
Schwab Hedged Equity Fund - Select Shares                                  0.05%                               0.05%
Schwab International MarketMasters Fund - Investor Shares                  0.20%                               0.05%
Schwab International MarketMasters Fund - Select Shares                    0.15%                               0.05%

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                                                  SCHWAB CAPITAL TRUST

                                                  By:   /s/ Randall W. Merk
                                                        ------------------------
                                                        Randall W. Merk,
                                                        President and
                                                        Chief Executive Officer

Dated as of April 1, 2004